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                                                                    Exhibit 10.1

                POST PROPERTIES, INC. DEFERRED COMPENSATION PLAN

                      FOR DIRECTORS AND ELIGIBLE EMPLOYEES

                             AS AMENDED AND RESTATED

                                 EFFECTIVE AS OF

                                 JANUARY 1, 2005
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                                TABLE OF CONTENTS

Section 1. PURPOSE.........................................................    1

Section 2. DEFINITIONS.....................................................    1
   2.1    Account..........................................................    1
   2.2    Adjustment Date..................................................    1
   2.3    Affiliate........................................................    1
   2.4    Base Salary......................................................    2
   2.5    Beneficiary......................................................    2
   2.6    Board............................................................    2
   2.7    Bonus............................................................    2
   2.8    Change in Control................................................    2
   2.9    Code.............................................................    4
   2.10   Compensation.....................................................    4
   2.11   Director.........................................................    4
   2.12   Disability.......................................................    4
   2.13   Distribution Date................................................    5
   2.14   Effective Date of a Change in Control............................    5
   2.15   Eligible Employee................................................    5
   2.16   409A Requirements................................................    6
   2.17   Meeting Fees.....................................................    6
   2.18   Participating Employer...........................................    6
   2.19   Post.............................................................    6
   2.20   Post Apartment Homes.............................................    6
   2.21   Post Stock.......................................................    6
   2.22   Retainer.........................................................    7
   2.23   Special Committee................................................    7
   2.24   Specified Employee...............................................    7

Section 3. DEFERRAL ELECTIONS..............................................    7
   3.1    Initial Election for First-Term Directors........................    7
   3.2    Annual Deferral Elections........................................    7
   3.3    Automatic Election Extension.....................................    8
   3.4    Account Credits..................................................    9
   3.5    Participating Employer...........................................    9

Section 4. ACCOUNT ADJUSTMENTS.............................................   10
   4.1    Eligible Employees...............................................   10
   4.2    Directors........................................................   11
   4.3    Adjustments......................................................   11

Section 5. DISTRIBUTION DATE...............................................   12
   5.1    General Rule.....................................................   12
   5.2    Distributions to Specified Employees.............................   12
   5.3    Fixed Time.......................................................   13


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
   5.4    Unforeseeable Emergency..........................................   14
   5.5    Death............................................................   15

Section 6. DISTRIBUTION METHOD.............................................   17
   6.1    General..........................................................   17
   6.2    Distribution Form................................................   17
   6.3    Election Revisions...............................................   17
   6.4    Distribution Methods.............................................   19
   6.5    Change in Control................................................   22
   6.6    General Assets...................................................   22

Section 7. TRANSITION RULES FOR DIRECTOR ACCOUNTS..........................   23

Section 8. COMPLIANCE WITH CODE Section 409A...............................   23

Section 9. MISCELLANEOUS...................................................   24
   9.1    Making and Revoking Elections....................................   24
   9.2    No Liability.....................................................   24
   9.3    No Assignment: Binding Effect....................................   24
   9.4    Construction.....................................................   25
   9.5    No Contract of Employment........................................   25
   9.6    Amendment and Termination........................................   25
   9.7    Administration...................................................   26
   9.8    Plan Effective Date..............................................   26


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                                   Section 1.

                                    PURPOSE

     The purpose of this Plan is to provide a mechanism under which (a) a Director can elect to defer the payment of all or a portion of his or her Meeting Fees and/or Retainer until his or her Distribution Date, (b) an Eligible Employee can elect to defer the payment of all or a portion of his or her Bonus and/or Base Salary until his or her Distribution Date and (c) Post can pay the amounts deferred as adjusted to track the investment performance of, in the case of a Director, Post Stock or, in the case of an Eligible Employee, the investment alternative elected by the Eligible Employee.

                                   Section 2.

                                  DEFINITIONS

     2.1 Account -- means the bookkeeping account which shall be maintained by Post for each Director and for each Eligible Employee as part of Post's books and records to show as of any date the interest, if any, of each Director and each Eligible Employee in this Plan.

     2.2 Adjustment Date -- means August 15, 2005, or such other date selected by the Special Committee.

     2.3 Affiliate -- means (a) Post Apartment Homes (or any successor), (b)
Post Services, Inc. (or any successor) (c) Post GP Holdings, Inc. (or any successor) and (d) any other organization if Post, Post Apartment Homes, Post Services, Inc. or Post GP Holdings, Inc. (i) beneficially own more than 20% of the outstanding voting capital stock of such organization (if such organization is a corporation) or more than 20% of the beneficial interests of such organization (if such organization is not a
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corporation) as of the effective date of this Plan and (ii) possess the power to direct or cause the direction of the day to day operations and affairs of such organization, whether through ownership of voting securities, by contract, in the capacity of general partner, manager or managing member or otherwise as of the effective date of this Plan.

     2.4 Base Salary -- means an Eligible Employee's base salary which is payable by Post, Post Apartment Homes or any other Participating Employer.

     2.5 Beneficiary -- means the person or persons designated as such in accordance with Section 5.5.

     2.6 Board -- means the Board of Directors of Post.

     2.7 Bonus -- means an Eligible Employee's annual, semi-annual, quarterly or monthly bonus which is payable by Post, Post Apartment Homes or any other Participating Employer and which (a) is called for under a performance incentive plan maintained by Post, Post Apartment Homes or any other Participating Employer from time to time or (b) is otherwise classified on Post Apartment Homes' payroll system as a bonus.

     2.8 Change in Control -- means (a) a "change in control" of Post of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the effective date of this Plan; (b) a "person" (as that term is used in 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of


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directors of the then outstanding securities of Post; (c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the effective date of this Plan) constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period; (d) the shareholders of Post approve any reorganization, merger, consolidation, or share exchange as a result of which Post Stock shall be changed, converted, or exchanged into or for securities of another organization (other than a merger with an Affiliate or a wholly-owned subsidiary of Post), or any dissolution or liquidation of Post, or any sale or the disposition of 50% or more of the assets or business of Post; or (e) the shareholders of Post approve any reorganization, merger, consolidation, or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of Post Stock immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in
Section 2.7(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Post Stock immediately before the consummation of such transaction, provided (iii) the percentage described in
Section 2.7(e)(i) of the beneficially owned shares of the


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successor or survivor corporation and the number described in Section 2.7(e)(ii)
of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of Post Stock by the persons described in Section 2.7(e)(i) immediately before the consummation of such transaction; provided, however, that if no event shall constitute a "Change in Control" under this Section 2.7 unless the event also constitutes a "change in the ownership or effective control of" Post, or in the "ownership of a substantial portion of the assets" of Post, all within the meaning of Code Section 409A(a)(2)(v).

     2.9 Code -- means the Internal Revenue Code of 1986, as amended.

     2.10 Compensation -- means for an individual who wants to make a deferral election under this Plan the greater of (a) his or her compensation reportable as "wages, tips and other compensation" on Form W-2 for the calendar year immediately preceding the calendar year in which the individual wants to make a deferral election or (b) his or her gross compensation earned to date during the calendar year in which the individual wants to make a deferral election, as determined by Post.

     2.11 Director -- means any person (other than a person who is an employee of Post, Post Apartment Homes or any other Participating Employer) who has been elected a member of the Board and, except for purposes of Section 3, any former member of the Board for whom an Account is maintained under this Plan.

     2.12 Disability -- means (a) in the case of a Director or an Eligible Employee, the Director's or Eligible Employee's inability to engage in any substantial


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gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Special Committee or (b) in the case of an Eligible Employee, the Eligible Employee's receipt of income replacement benefits for a period of not less than 3 months under an accident or health plan covering Post employees by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Special Committee.

     2.13 Distribution Date -- means the earlier of (a) the date as of which a Director's status as a Director terminates or the date as of which an Eligible Employee's employment by Post, Post Apartment Homes or any other Participating Employer terminates, (b) the date of the Director's or Eligible Employee's Disability, (c) the date of the Director's or Eligible Employee's death or (d) the Effective Date of a Change in Control.

     2.14 Effective Date of a Change in Control -- means either the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission (or otherwise publicly announced as effective) if the Change in Control is made effective other than through a transaction which has a "closing".

     2.15 Eligible Employee -- means each employee of Post, Post Apartment Homes or any other Participating Employer whose Compensation equals or


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exceeds $90,000 (or such higher amount that is required for the Plan to cover only a "select group of management or highly compensated employees" (within the meaning of Department of Labor regulation Section 2520.104-23), as determined by the Special Committee) and who is designated as such by Post and, except for purposes of Section 3, any individual who formerly met such requirements for whom an Account is maintained under this Plan.

     2.16 409A Requirements -- means Paragraphs (2), (3) and (4) of Code Section 409A(a) of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder.

     2.17 Meeting Fees -- means the fees which are payable in cash to a Director exclusively for attending a meeting of the Board or a meeting of a committee of the Board.

     2.18 Participating Employer -- means Post, Post Apartment Homes, Post Services, Inc. and any organization related to Post or to Post Apartment Homes which pays, or has an obligation to pay, all or a part of an Eligible Employee's Bonus or Base Salary and which effects such payments through, or which has such payments processed by, Post Apartment Homes or Post Services, Inc.

     2.19 Post -- means Post Properties, Inc., a Georgia corporation, and any successor to such corporation.

     2.20 Post Apartment Homes -- means Post Apartment Homes, L.P., a Georgia limited partnership, and any successor to such partnership.

     2.21 Post Stock -- means the common stock of Post, par value $.01 per share.


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     2.22 Retainer -- means all fees which are payable in cash to a Director for services as a member of the Board except Meeting Fees.

     2.23 Special Committee -- means a committee comprised of the Chief Executive Officer of Post or his or her delegate and such other individual or individuals, if any, who may be appointed to the committee by the Chief Executive Officer.

     2.24 Specified Employee -- means a "key employee" (as defined in Code
Section 416(i) without regard to paragraph (5) thereof) of Post.

                                   Section 3.

                               DEFERRAL ELECTIONS

     3.1 Initial Election for First-Term Directors. A person who is nominated for election as a Director (other than a person who was a Director immediately before such nomination) shall have the right at any time before the end of the 30-day period immediately following the effective date of his or her election to the Board to elect on the form provided for this purpose to defer the payment of all or a portion of his or her Meeting Fees and/or Retainer which are otherwise payable after the date his or her deferral election under this Section 3.1 becomes effective. Any such deferral election which is made and not revoked before the end of such 30-day period shall become effective and irrevocable immediately after the end of such 30-day period, and a deferral election once effective shall remain irrevocable through the end of the calendar year which includes the effective date of such deferral election.

     3.2 Annual Deferral Elections. A person who is a Director or an Eligible Employee shall have the right before the beginning of any calendar year to elect on the form provided for this purpose to defer the payment of all or a portion of his or her


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Meeting Fees and/or Retainer or his or her Bonus and/or Base Salary which are otherwise earned during such calendar year. Any election which is made and which is not revoked before the beginning of such calendar year shall become irrevocable on the first day of such calendar year and shall remain irrevocable through the end of such calendar year. An Eligible Employee's election, however, shall only remain in effect for a calendar year so long as the Eligible Employee remains actively employed by Post, Post Apartment Homes or any other Participating Employer during such calendar year, and an Eligible Employee shall not be treated as so actively employed for purposes of this Plan if he or she is on a leave of absence or receiving salary continuation payments or other severance benefits other than a leave of absence designated or approved by the Special Committee. In addition, a Director's election shall only remain in effect for a calendar year so long as the Director remains a Director.

     3.3 Automatic Election Extension. If a Director or an Eligible Employee has made a deferral election under either Section 3.1 or Section 3.2 for any calendar year and has not revoked such election before the beginning of any subsequent calendar year (and, in the case of a Director, remains a Director or, in the case of an Eligible Employee, remains actively employed by Post, Post Apartment Homes or any other Participating Employer), such election automatically shall remain in effect for such subsequent calendar year and, further, automatically shall be irrevocable during such subsequent calendar year (provided, in the case of a Director, he or she remains a Director or, in the case of an Eligible Employee, he or she remains actively employed by Post, Post Apartment Homes or any other Participating Employer during such calendar year).


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     3.4 Account Credits.

     (a) Director. The Meeting Fees and/or Retainer for any calendar year which a Director elects to defer under this Section 3 shall be credited to his or to her Account as of the date Post determines that such fees otherwise would have been payable directly to the Director if no election had been made under this Section 3.

     (b) Eligible Employee. Any Bonus and/or Base Salary for any calendar year which an Eligible Employee elects to defer under this Section 3 shall be credited to his or her Account as of the date Post determines such Bonus and/or Base Salary otherwise would have been payable directly to the Eligible Employee if no election had been made under this Section 3.

     3.5 Participating Employer. If an Eligible Employee makes a deferral election under this Section 3 with respect to his or her Base Salary and/or Bonus, Post shall direct each Participating Employer otherwise responsible for the payment of all or a part of such Base Salary or Bonus to defer the payment of such Base Salary or Bonus (to the extent otherwise payable by such Participating Employer) in accordance with the terms of this Plan and any related deferral election made under this Section 3 by such Eligible Employee. Similarly, if an Eligible Employee amends or terminates any such election under this Section 3, Post shall direct each Participating Employer otherwise responsible for the payment of all or a part of such Base Salary or Bonus to take whatever action is necessary or appropriate under this Plan to effect such amended or terminated election.


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                                   Section 4.

                               ACCOUNT ADJUSTMENTS

     4.1 Eligible Employees.

     (a) General. Post from time to time shall select one, or more than one, benchmark investment alternative that an Eligible Employee can elect under Section 4.1(b) that Post may use to make adjustments to his or her Account as if the credits to such Account were invested in such benchmark investment alternative and there were no commissions or other charges of any kind incurred with respect to the purchase, holding or sale of such investment. Post may establish limits on the portion of an Account that an Eligible Employee can elect that Post may use with respect to any single benchmark investment alternative, and Post may change the benchmark investment alternatives available under this Section 4 at any time or from time to time with or without advance notice to an Eligible Employee.

     (b) Elections. Each Eligible Employee shall have the right to make and to change a benchmark investment alternative election under this Section 4 in accordance with such procedures as established by Post or Post's delegate from time to time, and Post or Post's delegate shall have the right to change such procedures at any time. Furthermore, if an Eligible Employee fails to timely make a benchmark investment alternative election, Post shall have the right


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          either to disregard his or her deferral election under Section 3 until such an election is made or to make such an election on behalf of the Eligible Employee.

     4.2 Directors. Post shall make adjustments to a Director's Account as if the credits to such Account were invested in Post Stock and there were no commissions or other charges of any kind incurred with respect to the purchase, holding or sale of such Post Stock. The number of shares of Post Stock that shall be used as the Director's benchmark investment shall be determined by dividing the dollar amount of the Meeting Fees and/or Retainer credited to the Director's Account by the closing price of a share of Post Stock on the date such Meeting Fees and/or Retainer would have otherwise been paid as such closing price is accurately reported in The Wall Street Journal (or other publication chosen by the Special Committee) (or, if no closing price is so reported for such date, the last closing price as so reported before that date) (rounding up or down to the nearest whole share of Post Stock).

     4.3 Adjustments. Post or Post's delegate shall adjust the credits to each Account for any increases or decreases in the market value of, in the case of a Director, Post Stock, and, in the case of an Eligible Employee, the benchmark investment alternative or alternatives elected by the Eligible Employee, for such Account as if such Account actually were invested in such Post Stock (in the case of a Director) or benchmark investment alternative or alternatives (in the case of an Eligible Employee). If any dividends or other distributions are made with respect to such Post Stock (in the case of a Director) or benchmark investment alternative or alternatives (in the case of an Eligible Employee), Post shall adjust the credits to each Account as if the


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dividends or distributions were reinvested in such Post Stock (in the case of a
Director) or benchmark investment alternative or alternatives (in the case of an Eligible Employee), as applicable. Post or Post's delegate shall also adjust the credits to each Account in an equitable manner to reflect any change in the capitalization of Post (in the case of Director) or one or more companies or other entities represented by a benchmark investment alternative or alternatives (in the case of an Eligible Employee), including, but not limited to, such changes as stock dividends or stock splits.

                                   Section 5.

                                DISTRIBUTION DATE

     5.1 General Rule. The Account of a Director or an Eligible Employee shall be distributed (or shall begin to be distributed) as of his or her Distribution Date unless, in the case of a Director who is to receive a distribution of Post Stock, Post determines that such distribution might result in a violation of any applicable securities laws, in which event such distribution shall be made as soon as practicable after Post determines that no such violation would result from such distribution.

     5.2 Distributions to Specified Employees. Notwithstanding the foregoing, if an Eligible Employee is a Specified Employee and his or her distribution event is a termination of employment by Post, Post Apartment Homes or any other Participating Employer, the portion of the Eligible Employee's Account balance as of his or her Distribution Date that exceeds the Eligible Employee's Account balance as of December 31, 2004 (if any) shall be distributed (or shall begin to be distributed) as soon as practicable after the date which is 6 months after his or her termination of employment (or, if earlier, the date of death of the Eligible Employee).


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     5.3 Fixed Time.

     (a) General. A Director or an Eligible Employee may elect at the same time the Director or Eligible Employee first makes a deferral election under Section 3 that a fixed time specified by the Director or Eligible Employee shall be treated as his or her Distribution Date under Section 5.1, and the Director or Eligible Employee shall specify either a fixed dollar amount or a fixed percentage (not to exceed 100%) of his or her Account to be distributed pursuant to the fixed time election; provided, however, that if the Director's or Eligible Employee's Distribution Date (determined without regard to this Section 5.3) occurs before the time for making a distribution under the fixed time election, the Distribution Date (determined without regard to this Section 5.3) shall control, and the election to distribute at a fixed time shall be null and void.

     (b) Distribution Method and Form for Fixed Time Election. Any distribution made pursuant to a fixed time election shall be made in a lump sum in Post Stock, in the case of a Director, or in a lump sum in cash, in the case of an Eligible Employee.

     (c) Distribution Time and Method for Remaining Account Balance. At the same time the Director or Eligible Employee makes a fixed time election under this Section 5.3, the Director or Eligible Employee shall also make a distribution election to elect the distribution time under Section 5 and the distribution method under Section 6 for the balance (if any) in


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          the Director's or Eligible Employee's Account that is credited or remains credited after the date of the fixed time distribution; provided, however, that if the Director or Eligible Employee fails to timely elect such a distribution time or distribution method for such balance, the balance shall be distributed as of the Director's or Eligible Employee's Distribution Date (determined without regard to this Section 5.3) in a lump sum in Post Stock, in the case of a Director, or in a lump sum in cash, in the case of an Eligible Employee.

     5.4 Unforeseeable Emergency. If a Director or an Eligible Employee experiences a severe financial hardship resulting from an illness or accident of the Director or Eligible Employee or the spouse or dependent (as defined in Section 152(a) of the Code) of the Director or Eligible Employee, loss of the Director's or Eligible Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or Eligible Employee (an "unforeseeable emergency"), the Director or Eligible Employee shall have the right to request an immediate distribution in Post Stock, in the case of a Director, or in cash, in the case of an Eligible Employee, of all, or a part of, the balance credited to his or her Account in a lump sum without regard to any election or elections in effect with respect to such Account under Section 5 or Section 6. Any such request shall be made to the Special Committee, and the Director or Eligible Employee making such request shall provide to the Special Committee such evidence of such unforeseeable emergency as the Special Committee shall request in addition to whatever evidence he or she desires that the Special Committee consider in reviewing his or her request. A


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request shall be granted if the Special Committee determines (a) that the
Director or Eligible Employee in fact has an unforeseeable emergency and (b) that the requested distribution will not violate the securities laws to the extent the distribution will be made from an Account for which a benchmark investment alternative is Post Stock; provided, however, that no distribution shall be made to a Director or Eligible Employee under this Section 5.4 to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Director's or Eligible Employee's assets, to the extent the liquidation of the Director's or Eligible Employee's assets would not itself cause severe financial hardship. The amount of any distribution from a Director's or Eligible Employee's Account pursuant to this Section 5.4 shall be limited to the amount which the Special Committee determines is necessary to meet the unforeseeable emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. If a request for a distribution under this Section 5.4 is made by a Director, such Director shall take no part in the Special Committee's deliberations or decisions with respect to such request, and if a request for a distribution under this Section 5.4 is made by an Eligible Employee, such Eligible Employee shall take no part in the deliberations or decisions of the Special Committee with respect to such request.

     5.5 Death.

     (a) Beneficiary Designation. Each Director and each Eligible Employee shall have the right (to the extent permissible under applicable law) to designate a person, or more than one person, as his or her Beneficiary to receive in Post Stock, in the case of a


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          Director, or in cash, in the case of an Eligible Employee, the balance credited to his or her Account in the event of his or her death. Any such designation shall be made on a form provided for this purpose and shall be effective when such form is properly completed and delivered (in accordance with the instructions on such form) by the Director or Eligible Employee to Post before his or her death. A Director or Eligible Employee may change his or her Beneficiary designation from time to time and, if a Director or Eligible Employee changes his or her Beneficiary designation at any time, his or her Beneficiary shall be the person or persons designated on the last form which is effective on his or her date of death. If no Beneficiary designation is in effect on the date a Director or Eligible Employee dies or if no designated Beneficiary survives the Director or Eligible Employee, the Director's or Eligible Employee's estate automatically shall be treated as his or her Beneficiary under this Plan.

     (b) Distribution. The balance credited to a Director's or Eligible Employee's Account shall be distributed to his or her Beneficiary in Post Stock, in the case of a Director, or in cash, in the case of an Eligible Employee, in a lump sum as soon as practicable after the Director's or Eligible Employee's death without regard to any distribution method which the Director or Eligible Employee had elected under Section 6.


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                                   Section 6.

                               DISTRIBUTION METHOD

     6.1 General. At the same time a Director or Eligible Employee first makes a deferral election under Section 3, he or she shall elect one of the distribution methods described in Section 6.3 in which the distribution of his or her Account balance shall be made (subject to Section 5.3, Section 5.4, Section 5.5(b), 6.4(d) and Section 6.5). If a Director or Eligible Employee fails to elect the method in which such Account balance shall be distributed or fails to make a timely election, any such balance shall be distributed in a lump sum in Post Stock, in the case of a Director, or in a lump in cash, in the case of an Eligible Employee, as soon as practicable after his or her Distribution Date.

     6.2 Distribution Form. All distributions made under this Plan to a Director (or to a Director's Beneficiary in the event of the Director's death) shall be made in whole shares of Post Stock, and cash shall be distributed in lieu of any fractional shares of Post Stock under this Plan. All distributions made under this Plan to an Eligible Employee (or to the Eligible Employee's Beneficiary in the event of his or her death) shall be made in cash.

     6.3 Election Revisions.

     (a) General. A Director or an Eligible Employee may make initial and annual deferral elections under this Plan in accordance with Section 3, and the Director or Eligible Employee may revoke a previous deferral election and make a new deferral election in accordance with
          Section 3. At the same time the Director or Eligible Employee first makes a deferral election under Section 3, the Director or Eligible

          Employee shall also make a distribution election under Section 5 (if applicable) and Section 6 which shall govern the time and method of the distribution of the Director's or Eligible Employee's entire Account balance under the Plan. The Director or Eligible Employee shall be entitled to revise his or her distribution election to change the time or method of his or her Plan distributions only as provided in Section 6.3(b) and Section 6.3(c), and the Director's or Eligible Employee's most recent distribution election shall control the time and method of his or her Plan distributions.

     (b) Permissible Revisions and Restrictions. Subject to Section 6.3(b), a Director or Eligible Employee subsequently may revise a distribution election to change the time or method of distribution; provided, however, that (i) no such revision shall accelerate the time or schedule of any payment under this Plan (except as permitted in applicable Treasury regulations), (ii) no such revision shall be effective unless it is made at least 12 months before the election is to become effective, or if the election relates to a distribution that would be made (or would begin to be made) at a fixed time pursuant to
          Section 5.3, at least 12 months before the date of the distribution, and (iii) in the case of a Director's or Eligible Employee's election related to a distribution upon a termination of employment or service or a fixed time (pursuant to Section 5.3), the date of the distribution shall be deferred for a period of at least 5 years from the date the distribution would have begun in the absence of such election revision.

     (c) 2005 Transition Rules. Notwithstanding Section 6.3 (a) and Section 6.3(b) and to the extent permitted by the 409A Requirements, a Director or Eligible Employee may elect on or before December 31, 2005
          (i) to revise a distribution election to change the time or method of distribution with respect to the Director's or Eligible Employee's Account balance on December 31, 2004 plus his or her deferrals elected for 2005 or (ii) to terminate participation in the Plan or to cancel a deferral election and to receive a distribution of the balance credited to his or her Account. If a Director or Eligible Employee elects under Section 6.3(b)(ii) to terminate participation in the Plan or to cancel a deferral election, the amounts subject to the termination or cancellation shall be includible in the income of the Director or Eligible Employee for 2005 (or, if later, in the taxable year in which the amounts are earned and vested within the meaning of the 409A Requirements).

     6.4 Distribution Methods.

     (a) Standard Lump Sum. A Director or Eligible Employee shall have the right to elect that the balance credited to his or her Account be distributed in a lump sum in the case of a Director, in Post Stock, and in the case of an Eligible Employee, in cash, and any such lump sum distribution shall be made as soon as practicable after his or her Distribution Date.

     (b) Five Annual Installments. A Director or an Eligible Employee shall have the right to elect that the balance credited to his or her Account be distributed in five annual installments. The first annual installment shall be made as soon as practicable after the Distribution Date. In the case of a Director, the number of whole shares of Post Stock distributable each calendar year shall be determined by multiplying the then number of shares of Post Stock credited to the Director's Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one. Cash shall be distributed to the Director in lieu of any fractional shares of Post Stock. In the case of an Eligible Employee, the cash amount distributable each calendar year shall be determined by multiplying the then balance credited to the Eligible Employee's Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one. For both a Director and an Eligible Employee, the second annual installment through the fifth annual installment shall be distributed on or about the anniversary of the distribution of the first annual installment.

     (c) Ten Annual Installments. A Director or an Eligible Employee shall have the right to elect that the balance credited to his or her Account be distributed in ten annual installments. The first annual installment shall be made as soon as practicable after the Distribution Date. In the case of a Director, the number of whole shares of Post Stock distributable each calendar year shall be determined by multiplying the then number of shares of Post Stock credited to the Director's Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one. Cash shall be distributed to the Director in lieu of any fractional shares of Post Stock. In the case of an Eligible Employee, the cash amount distributable each calendar year shall be determined by multiplying the then balance credited to the Eligible Employee's Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one. For both a Director and an Eligible Employee, the second annual installment through the tenth annual installment shall be distributed on or about the anniversary of the distribution of the first annual installment.

     (d) Automatic Lump Sum Distribution. Notwithstanding any contrary provisions of this Section 6, the balance credited to a Director or an

          Eligible Employee's Account automatically shall be distributed in a lump sum if the balance in the Director or Eligible Employee's Account does not exceed, in the case of a Director, Post Stock valued (in accordance with Section 4.2) at more than $50,000, or in the case of an Eligible Employee, $50,000. Any such distribution from a Director's Account shall be made in Post Stock and any such distribution from an Eligible Employee's Account shall be made in cash.

     6.5 Change in Control. Any distribution that is made on account of a Change in Control shall be paid in a lump sum, in the case of a Director, in Post Stock, and, in the case of an Eligible Employee, in cash.

     6.6 General Assets.

     (a) Director. All distributions to, or on behalf of, a Director under this Plan shall be made from Post's general assets, and any claim by a Director or by his or her Beneficiary against Post for any distribution under this Plan shall be treated the same as a claim of any general and unsecured creditor of Post.

     (b) Eligible Employee. All distributions to, or on behalf of, an Eligible Employee shall be made from the general assets of Post, Post Apartment Homes or any other Participating Employer responsible for paying the related Bonus or Base Salary, and any claim by an Eligible Employee or by his or her Beneficiary against Post, Post Apartment Homes or any other Participating Employer for any distribution under this Plan shall be treated the same as a claim of any general and unsecured creditor of such person.

                                   Section 7.

                     TRANSITION RULES FOR DIRECTOR ACCOUNTS

     As of the Adjustment Date, to the extent the amount credited to a Director's Account includes fractional shares of Post Stock, Post shall adjust the credits to the Director's Account by rounding up or down to the nearest whole share of Post Stock. In addition, by approving this amended and restated Plan, each Director with an Account that has been credited with reference to a benchmark investment other than Post Stock hereby elects that Post adjust his or her Account so that it is credited with a number of whole shares of Post Stock in lieu of the previous benchmark investment, and such number of whole shares of Post Stock shall be determined by dividing the portion of the Director's Account balance not attributable to Post Stock as a benchmark investment on the Adjustment Date by the average of the closing price of a share of Post Stock for each of the five (5) consecutive trading days ending with the Adjustment Date as such closing prices are accurately reported in The Wall Street Journal (or other publication chosen by the Special Committee) (rounding up or down to the nearest whole share of Post Stock).

                                   Section 8.

                        COMPLIANCE WITH CODE Section 409A

     Post intends that this Plan meet the 409A Requirements and be operated in accordance with such 409A Requirements so that compensation deferred under this Plan (and applicable investment earnings) shall not be included in income under Code

Section Section 409A. Any ambiguities in this Plan shall be construed to effect the intent as described in this Section 8. If any provision of this Plan is found to be in violation of the 409A Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the 409A Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the 409A Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.

                                   Section 9.

                                  MISCELLANEOUS

     9.1 Making and Revoking Elections. An election shall be treated as made or revoked under this Plan only when the form provided for making such election or revocation is properly completed and delivered to Post in accordance with the instructions on such form.

     9.2 No Liability. No Director or Eligible Employee and no Beneficiary of a Director or Eligible Employee shall have the right to look to, or have any claim whatsoever against, any officers, director, employee or agent of Post, Post Apartment Homes or any other Participating Employer in his or her individual capacity for the distribution of any Account.

     9.3 No Assignment: Binding Effect. No Director, Eligible Employee or Beneficiary shall have the right to alienate, assign, commute or otherwise encumber an Account for any purpose whatsoever, and any attempt to do so shall be disregarded as completely null and void. The provisions of this Plan shall be binding on each Director, Eligible Employee and Beneficiary and on Post, Post Apartment Homes and any other Participating Employer.

     9.4 Construction. This Plan shall be construed in accordance with the laws of the State of Georgia except to the extent such laws are preempted by federal law. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever. All references to sections shall be to sections to this Plan. All references to the singular shall include the plural and all references to the plural shall include the singular. All definitions in this Plan shall apply exclusively to this Plan.

     9.5 No Contract of Employment. A Director or Eligible Employee's participation in this Plan shall not constitute a contract of employment or a right to continue to serve on the Board for any particular term or for any particular rate of compensation, and participation in this Plan shall have no bearing whatsoever on such terms or compensation or on any other conditions of employment or for membership on the Board.

     9.6 Amendment and Termination. The Chairman of the Board or the Chief Executive Officer of Post shall have the right to amend this Plan from time to time and to terminate this Plan at any time; provided, however, the balance credited to each Account immediately after any such amendment or termination shall be no less than the balance credited to such Account immediately before such amendment or termination and no amendment or termination shall adversely affect a Director's or Eligible Employee's right to the distribution of his or her Account or his or her Beneficiary's right to the distribution of such Account. Finally, this Plan shall be terminated if Post concludes that this Plan is subject to Part 2, Part 3 or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     9.7 Administration. Except for the exercise of powers expressly granted to the Special Committee under this Plan, Post shall administer this Plan and shall have the power to interpret and make whatever equitable administrative and operational decisions Post deems reasonable and appropriate in light of the purpose of this Plan, and Post shall have the right to administer this Plan in whole or in part using Post employees or to administer this Plan in whole or in part through a delegate retained by Post to provide recordkeeping or other services in connection with the operation and administration of this Plan.

     9.8 Plan Effective Date. This amended and restated Plan shall be effective as of January 1, 2005.

                                        POST PROPERTIES, INC.


                                        By: /s/ David P. Stockert
                                            ------------------------------------
                                            David P. Stockert
                                            Chief Executive Officer